United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2006

Nature’s Sunshine Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 East 1700 South

Provo, Utah  84606

(Address of principal executive offices) (Zip Code)

(801) 342-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 27, 2006, Stephen M. Bunker was appointed as Vice President-Finance and Chief Financial Officer to replace Craig D. Huff, Executive Vice President-Finance, Chief Financial Officer and Treasurer of Nature’s Sunshine Products, Inc. (the “Company”), who resigned from the Company to pursue other interests on March 27th.  Mr. Huff will continue to consult with the Company.

Mr. Bunker, who is 48 years old, was Vice President of Finance and Treasurer of Geneva Steel LLC since July 2001 where he had broad accounting and financial responsibilities.  He joined Geneva’s predecessor company in September 1990 as Corporate Controller.  Geneva Steel LLC and its predecessor, Geneva Steel Company, were in the steel production business.  Geneva Steel LLC has been in bankruptcy since January 2002 and is in the process of liquidating its assets.  A Certified Public Accountant, Mr. Bunker previously was in accounting and audit with Arthur Andersen LLP in Salt Lake City, Utah for six years. Mr. Bunker graduated from Brigham Young University with a Masters of Accountancy as well as a B.S., Cum Laude, in accounting.

The Company is in the process of negotiating the terms of an employment agreement with Mr. Bunker and will file a brief description of the terms of such agreement by amendment to this Current Report on Form 8-K/A when the agreement is finalized.

On March 28, 2006, the Company issued a press release announcing the appointment of Mr. Bunker and the resignation of Mr. Huff.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits.

(d)           The following exhibit is being furnished herewith:

                                                99.1         Press release issued by the Company dated March 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 28, 2006

By:

NATURE’S SUNSHINE PRODUCTS, INC.

/s/ Douglas Faggioli
Name:	Douglas Faggioli
Title:	President, Chief Executive Officer and Director

EXHIBIT INDEX

Number	Exhibit

99.1	Text of press release issued by Nature’s Sunshine Products, Inc. dated March 28, 2006.